Exhibit 99.2

Cellular Biomedicine Group Expands and Strengthens Leadership Team
Richard L. Wang, Ph.D. Joins CBMG as Chief Operating Officer

PALO ALTO, Calif., May 27, 2015 - Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biomedicine firm engaged in the development of effective stem cell therapies for degenerative diseases and immunotherapies for cancer, today announced the appointment of Richard L. Wang, Ph.D., MBA, PMP as Chief Operating Officer.  The announcement comes at an appropriate time as CBMG continues to build its cell therapy platforms and expands its operational facilities.

“We are very pleased to welcome Dr. Wang, a seasoned and accomplished industry professional to the Company's management team,” said Dr. William (Wei) Cao, Chief Executive Officer for the Company. “He brings tremendous operational, project management, and R&D governance experience from multinational pharmaceutical companies, as well as a scientific background that will support the research of osteoarthritis, oncology and neuroscience therapeutics. His addition reflects our ability to attract successful executives based on the progress and growth potential of our Stem Cell and Immuno-Oncology platforms.  Dr. Wang will play a critical role in the management of research collaborations, technology transfers, drug development clinical trials, regulatory affairs, production, and oversight of our multicenter operations. Dr. Wang’s end-to-end knowledge and experience in the pharmaceutical R&D, strategy and operational execution both in China and the US will prove to be a strong asset to the Company.”

"As society increasingly recognizes the importance of immunotherapies and stem cell therapies to treat many unmet medical conditions, CBMG’s cellular therapy platforms are very unique and compelling," said Dr. Wang.  "I am excited about the opportunity to join CBMG to help lead the company through its next phase of execution in operational excellence, and to work with the leadership team to reach the Company’s full potential of globally improving the quality of life for millions of people."

About Dr. Richard L. Wang

Dr. Wang is a seasoned leader, manager and scientist in pharmaceutical R&D organizations, with experience covering drug discovery, platform technology, project leadership, project and portfolio management, R&D governance, strategic alliance, business development, academic collaboration, research outsourcing, R&D operations, organizational development, compliance, and site and facility management.

Dr. Wang received his B.S. degree in Cell Biology from the University of Science & Technology of China, his Ph.D. in Molecular Biology from the University of Maryland, Baltimore and his MBA from Xavier University in Cincinnati. In addition to his strong academic background, he has over twenty-one years of professional leadership experience in several multinational companies such as Procter & Gamble, Bristol-Myers Squibb, AstraZeneca and GlaxoSmithKline both in the US and China. His most recent position was Senior Site Leader and Head of Operations, GSK R&D in Shanghai, China.

Dr. Wang is a frequent invited speaker and panelist for many international scientific and pharmaceutical R&D and business forums in China and Asia, and a Lecturer of Drug Discovery and Development courses at the University of Science & Technology of China and Shanghai Jiaotong University.

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative diseases and cancers.  Our developmental stem cell, progenitor cell, and immune cell projects are the result of research and development by scientists and doctors from China and the United States. Our flagship GMP facility in China, consisting of eight independent cell production lines, is designed, certified and managed according to U.S. standards.  To learn more about CBMG, please visit: www.cellbiomedgroup.com

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 650 566-5064
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 347 481-3711
vivian.chen@grayling.com